Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Variable Portfolio - Income Series, Inc.:
     RiverSource Variable Portfolio - Core Bond Fund
     RiverSource Variable Portfolio - Diversified Bond Fund
     RiverSource Variable Portfolio - Global Bond Fund
     RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - High Yield Bond Fund
     RiverSource Variable Portfolio - Income Opportunities Fund
     RiverSource Variable Portfolio - Short Duration U.S. Government Fund
AXP Variable Portfolio - Managed Series, Inc.:
     RiverSource Variable Portfolio - Balanced Fund
     RiverSource Variable Portfolio - Diversified Equity Income Fund
AXP Variable Portfolio - Money Market Series, Inc.:
     RiverSource Variable Portfolio - Cash Management Fund
AXP Variable Portfolio - Partners Series, Inc.:
     RiverSource Variable Portfolio - Select Value Fund
     RiverSource Variable Portfolio - Small Cap Value Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    October 26, 2005